EXHIBIT 10.13

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Based on the recommendations of the Compensation Committee, the Board approved the following cash compensation program:

•                  $40,000 per year for service as a board member;

•                  $25,000 additional per year for service as lead director of the board;

•                  $15,000 per year for service as a member of the audit committee;

•                  $10,000 additional per year for service as chairman of the audit committee;

•                  $10,000 per year for service as a member of the compensation committee;

•                  $5,000 additional per year for service as chairman of the compensation committee;

•                  $7,500 per year for services as a member of the nominating and corporate governance committee; and

•                  $2,500 additional per year for service as chairman of the nominating and corporate governance committee.

To the extent that the Board or any Committee thereof meets more than ten (10) times in any year each member will receive a per meeting fee in excess of ten (10) meetings as follows:

•                  $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference);

•                  $2,000 for each audit committee meeting attended;

•                  $1,000 for each compensation committee meeting attended; and

•                  $1,000 for each nominating and corporate governance committee meeting attended.

All non-employee Board members are reimbursed for reasonable expenses incurred in attending board or committee meetings.

Members of our Board who are not our employees receive non-discretionary, non-statutory stock options under our 2006 Equity Incentive Plan. Each non-employee director on our Board of Directors as of our 2006 initial public offering, except any such person who was elected or appointed to our Board of Directors within nine months prior to such date and received an option from us in connection with his or her initial election or appointment to our Board of Directors, was automatically granted an option to purchase 7,500 shares of our common stock with an exercise price equal to the then fair market value of our common stock on the date of grant. Each non-employee director joining our Board of Directors thereafter is automatically granted a non-statutory stock option to purchase 7,500 shares of common stock with an exercise price equal to the then fair market value of our common stock on the date of grant. On the date of each annual meeting of our stockholders, each non-employee director also is automatically granted a non-statutory stock option to purchase 2,500 shares of our common stock with an exercise price equal to the fair market value of our common stock on that date.   Initial grants vest monthly over three years. Automatic annual grants  vest monthly over 12 months. All stock options granted under our 2006 Equity Incentive Plan have a term of ten years.